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                                                                   EXHIBIT 10.97

                            HURRAY! HOLDING CO., LTD.

                                       and

                         FUNWAY INVESTMENT HOLDINGS LTD.

                                       and

                             I-MODE TECHNOLOGY LTD.

                                   ----------

                            SUPPLEMENTAL AGREEMENT TO
                       AGREEMENT ON TRANSFER OF SHARES OF
                 BEIJING ENTERPRISE MOBILE TECHNOLOGY CO., LTD.

                                   ----------

                     Dated the fourth day of November, 2004

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                            SUPPLEMENTAL AGREEMENT TO
                         AGREEMENT ON TRANSFER OF SHARES

THIS AGREEMENT (the "Agreement") is entered into as at the fourth day of November, 2004 in Beijing City between:

Party A:

Hurray! Holdings Co., Ltd.
Registered Address: Coden Trust Company (Cayman) Limited Yard, Cricket Square, Hutchins Drive, PO Box 2681GT, George Town, Grand Cayman, Cayman Islands

Party B:

Funway Investment Holdings Ltd.
Registered Address: Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands

I-Mode Technology Ltd.
Registered Address:

WHEREAS:

1. Beijing Enterprise Mobile Technology Co., Ltd. ("Beijing Mobile") is a foreign-invested enterprise legally incorporated and validly existing under the laws of the PRC with a registered capital of US$410,000.

2. Party A and Party B entered into the Agreement to Transfer of Shares of Beijing Enterprise Mobile Technology Co., Ltd. and a supplemental agreement thereto (the "Supplemental Agreement to the Share Transfer Agreement") (collectively referred to as the "Share Transfer Agreement") on April 8, 2004 and April 21, 2004, respectively. In accordance with the Share Transfer Agreement, Party B will transfer all its equity interests in Beijing Mobile to Party A. The Share Transfer Agreement has become effective after it was approved by the foreign economic and trade commission of Chaoyang District, Beijing on June 23, 2004.

3. Under the Share Transfer Agreement, Party A has issued its 2,134,439 shares (42,688,780 shares after 20-for-1 stock) to Party B as part of the consideration for the share transfer.

4. Due to the change of circumstances, the parties hereto agree that Party A shall repurchase from Party B all of its shares described in the above article ("Repurchased Shares") in accordance with this Agreement.

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        Based on the principles of equality, mutual benefits and honesty, and in accordance with applicable laws and regulations, Party A and Party B, after friendly consultation, hereby execute this Supplemental Agreement in respect of the above matters as follows:

Article 1   Share Repurchase

1. The parties hereto unanimously agree that Article 2(4) of the Share Transfer Agreement be amended to the effect that Party A shall repurchase all of its shares from Party B on the Repurchase Effective Date defined in Article 3 hereof subject to the conditions herein contained ("Share Repurchase").

2. After the Repurchase Effective Date defined in Article 3 hereof, Party B shall not be entitled to any rights attached to the Repurchased Shares, nor shall it bear any obligations or liabilities in connection therewith.

3. The parties agree that all procedures relating to Share Repurchase shall be completed in accordance with the provisions and timetable of this Agreement, including without limitation, the granting of approval for the transfer/assignment of equity interests in accordance with the laws of their respective jurisdictions of incorporation.

Article 2   Consideration of Share Repurchase and Payment Terms

1. The parties hereto agree that the consideration of the Share Repurchase shall be increased from US$6,000,000 to US$2,250,000 ("Repurchase Price", in words:
Two Million Two Hundred and Fifty Thousand US Dollars Only).

2. The parties hereto agree that Party A shall pay to Funway Investment Holdings Ltd. the Repurchase Price in full by a single payment by wire transfer within six months after the date hereof, which is expected to be no later than May 3, 2005.

Article 3   Effective Date and Repurchase Effect Date

1. This Agreement shall become effective once it is signed and sealed by the parties or its duly authorized representatives.

2. The Share Repurchase set forth herein shall become effective conditional upon the satisfaction of all of the following conditions precedent, which date shall be the Repurchase Effective Date:

        (1) legally and duly execution of this Agreement by the parties or its duly authorized representatives;

        (2) delivery by Party B to Party A of any evidence showing the ownership of equity interests;

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3. The parties hereto shall, within three months after this Agreement becomes effective, do all such acts as are necessary in good faith to give effect to the Share Repurchase mentioned herein, including but not limited to signing or procuring a third party to sign any documents or applications, or obtaining any relevant approvals, consents or permissions for the purposes of the performance of this Agreement.

4. The parties agree that no Share Repurchase will take effect if any of the conditions precedent set forth in this Article 2 cannot be fulfilled within the time given.

Article 4   Representations, Undertakings and Warranties by Party B

1. Party B has all necessary rights, powers and authority to execute and perform all its obligations and liabilities hereunder, and this Agreement shall be legally and validly binding upon Party B once it is signed.

2. Party B legally and beneficially owns the Repurchased Shares, has the rights, powers and civil capacity to transfer the Repurchased Shares and has obtained all necessary approval in respect thereof.

3. The execution and performance of this Agreement by Party B shall not be in violation of any laws and legal instruments such as its articles of association, contracts and agreements by which it is bound.

4. Any shares proposed to be repurchased shall be in good title, free and clear of any liens, preemptive rights or any form of third party interests, or any form of defects in title.

5. There is no false representation or omission with regard to any representations or warranties made or given by Party B in this Agreement.

Article 5   Representations, Undertakings and Warranties by Party A

1. Party A is a legal person legally incorporated and validly existing under the laws of Cayman Islands.

2. Party A has the full rights to effect the Share Repurchase mentioned herein, and has obtained all approvals and/or authorization to execute and perform this Agreement.

3. The execution and performance of this Agreement by Party A shall not be in violation of any laws and legal instruments such as its articles of association, contracts and agreements by which it is bound.

4. Party A will perform its obligation to pay to Party B the consideration for Share Repurchase in strict compliance with this Agreement.

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Article 6   Confidentiality

        Unless expressly stated or required by the PRC laws and regulations, relevant articles of association, or other applicable laws and regulations, and without the consent of the other party, no party shall disclose to a third party other than the parties involved in this transaction the content of this Agreement prior to the completion of such transaction mentioned herein, save for the disclosure to any associates of and professional personnel retained by the parties, and to relevant departments or general public for the purposes of the approval of listing.

Article 7   Undertaking of Costs

1. The parties agree that they will undertake all costs arising from the engagement of their respective professional counsels, such as lawyers, accountants, valuers and financial advisers.

2. Any taxation obligations arising from this share transfer shall be borne by Party B and Party A, respectively, according to law.

Article 8   Liabilities for Breach of Contract

1. If any conditions stipulated in Article 3(2) hereof cannot be fulfilled, or fail to fulfill on time due to the fault of a party, the defaulting party shall indemnify the non-defaulting party any losses or expenses incurred therefrom.

2. If Party A fails to pay the Repurchase Price within the period stipulated by this Agreement, it shall pay to Party B liquidated damages which is calculated at a rate of 0.02% of the total Repurchase Price for each day overdue.

Article 9   Unresolved Matters and Amendment to this Agreement

1. The parties hereto unanimously agree that each of them shall, after the execution of this Agreement, waive its respective rights to make claims against the other party for any breaches of the Share Transfer Agreement in the course of the performance thereof.

2. The parties hereto agree that any other unresolved matters herein shall, after the execution of this Agreement, be settled between them through further consultation and confirmed by supplemental agreement in writing.

3. This Agreement shall constitute an integral part of the Share Transfer Agreement. In the event of any conflict between the Share Transfer Agreement and this Agreement, this Agreement shall prevail.

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Article 10  Governing Law and Dispute Resolution

1. The execution of this Agreement, its effectiveness, interpretation, implementation and disputes resolution shall be governed by applicable laws of the PRC.

2. Any disputes arising from or in connection with this Agreement shall be settled through friendly consultation between the parties hereto.

3. In the event that a settlement of the above dispute cannot be reached through friendly consultation within thirty days from the date of occurrence of the dispute, the dispute shall be referred to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitral award shall be final and conclusive, and shall have binding effect upon the parties hereto. The arbitration shall take place in Beijing, China.

4. If any article hereof is held to be invalid in accordance with applicable laws, the continuous validity and performance of the other articles of this Agreement shall not be affected.

Article 11  Languages

        This Agreement is executed in Chinese language in 6 original counterparts and each party shall keep one copy. The remaining counterparts shall be used for the application of approval and filing and registration with the industrial and commercial administrative department. All counterparts shall have the same legal effect.

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                            SUPPLEMENTAL AGREEMENT TO
                         AGREEMENT ON TRANSFER OF SHARES

                                 Execution Page
                             (No text in this page)

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.

Party A:

HURRAY! HOLDING CO., LTD.

Legal Representative/Authorized Representative: Qindai Wang

By:  /s/ Qindai Wang
   --------------------------


Party B:

FUNWAY INVESTMENT HOLDINGS LTD.

Authorized Representative: Qin Yu

By:  /s/ Qin Yu
   --------------------------


I-MODE TECHNOLOGY LTD.

Authorized Representative: Qin Yu

By:  /s/ Qin Yu
   --------------------------